UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
June 6, 2005

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PATIENT SAFETY TECHNOLOGIES, INC

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	811-05103 (Commission File Number)	133419202 (IRS Employer Identification No.)

100 Wilshire Boulevard, Suite 1500
Santa Monica, California 90401
(Address of principal executive offices and zip code)

(Registrant’s Telephone Number, Including Area Code): (310) 752-1416

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

     On October 15, 2001, Jeffrey A. Leve and Jeffrey Leve Family Partnership, L.P. filed a lawsuit (the “Leve Lawsuit” ) against Franklin Capital Corporation (n/k/a Patient Safety Technologies, Inc.)(the “Company”), Sunshine Wireless, LLC ( “Sunshine” ), and four other defendants affiliated with Winstar Communications, Inc. ( “Winstar” ). The initial lawsuit alleged that the Winstar defendants conspired to commit fraud and breached their fiduciary duty to the plaintiffs in connection with the acquisition of the plaintiff’s radio production and distribution business. The complaint further alleged that the Company and Sunshine joined the alleged conspiracy. The plaintiffs sought recovery of damages in excess of $10,000,000, costs and attorneys’ fees.

     On February 25, 2003, the case against the Company and Sunshine was dismissed, however, on October 19, 2004, Jeffrey A. Leve and Jeffrey Leve Family Partnership, L.P. exercised their right to appeal.

     On June 6, 2005, the Company issued a press release to announce that in a June 1, 2005 order, the United States Court of Appeals for the Second Circuit affirmed the dismissal of claims of Jeffrey Leve Family Limited Partnership, L.P. against the Company.

     The release is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release dated June 6, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATIENT SAFETY TECHNOLOGIES, INC.
DATE: June 6, 2005	By:	/s/ Milton C. Ault III
		Name:	Milton C. Ault III
		Title:	Chairman & Chief Executive Officer